Exhibit 99.1

Digital Locations Receives Capital Commitment from GHS Investments of up to $10 Million

The Company will use proceeds from the equity credit line to develop its disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world

SANTA BARBARA, CA, September 12, 2023 (GLOBE NEWSWIRE) – Digital Locations, Inc. (OTCMKTS:DLOC), the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world, today announced that it has entered into an Equity Financing Agreement (the “Agreement”) with GHS Investments, LLC (GHS). Pursuant to the Agreement, GHS has agreed to purchase up to $10.0 million in registered common stock, with timing and amounts of the purchases to be determined at the sole discretion of Digital Locations.

The proceeds from the equity credit line will be used in part to further the development of Digital Locations’ disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world.

“This financing from GHS will help accelerate the development of our disruptive technology,” said Rich Berliner, CEO of Digital Locations. “We appreciate the confidence that GHS has placed in us.”

GHS is a private investment and management group providing financial solutions for high-potential small-cap enterprises.

For further information regarding the terms and conditions of GHS’s investment commitment, see the Company’s 8-K filed with the Securities and Exchange Commission on September 12, 2023.

About Digital Locations, Inc.

Digital Locations, Inc., is the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world. Today, high-speed Internet (also known as broadband Internet) is only available in densely populated areas around the world. The rest of the world is still waiting. Elon Musk (SpaceX), Jeff Bezos (Blue Origin) and others are launching thousands of Low Earth Orbit (LEO) satellites. Unfortunately, without the use of additional equipment, the technology does not yet exist that will allow these satellites to deliver high-speed Internet directly to smartphones. Solving this problem represents an extraordinary business opportunity. Working with a research team from Florida International University, we are developing a truly disruptive technology that will finally make it possible for the wireless industry to offer high-speed Internet service from satellites directly to smartphones anywhere in the world, indoors and outdoors with no dead zones and no cell towers. Anyone, anywhere, regardless of location, economic status, race or gender will be able to access high-speed Internet service and benefit from remote learning, health care, government services, telework, participation in public affairs and even Netflix, Amazon and much, much more.

To learn more about Digital Locations please visit www.digitallocations.com

Safe Harbor Statement

This press release may contain “forward-looking statements.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required under applicable law.

Press Contact:

communications@digitallocations.com

(805) 456-7000